UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2007

INTER-TEL (DELAWARE), INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 449-8900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other events.

As previously disclosed, the Board of Directors of Inter-Tel (Delaware), Incorporated (the “Company”) on June 4, 2007 received a letter from Steven G. Mihaylo proposing a “recapitalization plan” for the Company, subject to confirmatory due diligence, financing, and other conditions. The Special Committee of the Board of Directors met to consider the Mihaylo recapitalization proposal in accordance with their fiduciary duties and the provisions of the Agreement and Plan of Merger dated as of April 26, 2007 among the Company, Mitel Networks Corporation and Mitel’s wholly-owned acquisition subsidiary. The Special Committee, after considering the advice of its legal and financial advisors, unanimously (with one member absent) determined that Mr. Mihaylo’s recapitalization plan is not reasonably likely to lead to a “superior proposal” as such term is defined in the Mitel Merger Agreement.

On June 12, 2007, the Company issued a press release announcing this determination and setting forth additional information regarding the Special Committee’s determination.

The press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated June 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL (DELAWARE), INCORPORATED

Date: June 12, 2007	By:	/s/ Norman Stout
	Name:	Norman Stout
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 12, 2007